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                                                                    EXHIBIT 10.9



                              EMPLOYMENT AGREEMENT

         Employment Agreement, between AMAZON NATURAL TREASURES, INC. (the "Company") and RUDINE BORGATO (the "Employee").

         1. For good consideration, the Company employs the Employee on the following terms and conditions.

         2. Term of Employment: Subject to the provisions for termination set forth below this agreement will begin on November 1, 1996, and cease on October 31, 1998 unless sooner terminated.

         3. Salary: The Company shall pay Employee a salary of $36,400.00 per year, for the services of the Employee, payable at regular payroll periods. This amount is the starting pay and may increase periodically by way of merit increase.

         4. Duties and Position: The Company hires the Employee in the capacity of Vice President of International Affairs. The Employee's duties may be reasonably modified at the Company's direction from time to time.

         5. Employee to Devote Full Time to the Company: The Employee will devote full time, attention, and energies to the business of the Company and during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

         6. Confidentiality of Proprietary Information: Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

         7. Reimbursement of Expenses: The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy.



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         8. Health Insurance: The Employee will be entitled to Health Insurance coverage for himself only as of his employment date. Extra Health Insurance coverage for his family will be made available at the Employee's sole expense. Until Insurance coverage is made available to all employees, the Employee will receive up to $103.00 monthly to fund a COBRA health plan that covers himself only from his former employer.

         9. Vacation: The Employee shall be entitled to a yearly vacation of two weeks at full pay.

         10. Disability: If Employee cannot perform the duties because of illness or incapacity for a period of more than four weeks, the compensation otherwise due during said illness or incapacity will be reduced by thirty percent (30%). The Employee's full compensation will be reinstated upon return to work. However, if the Employee is absent form work for any reason for a continuous period of over three months, the Company may terminate the Employee's employment, and the Company's obligations under this agreement will cease on that date.

         11. Termination of Agreement: The Employee may be terminated only for "cause," as defined below. The type of action which would be the basis for a determination that "cause" exists to terminate your employment is the following:

         a)       Your conviction of a felony
         b) Your conviction of a misdemeanor involving moral turpitude.
         c)       Embezzlement of our corporate funds.
         d) Repeated acts displaying inadequate performance for the job position.
         d)       Gross misconduct, defined as follows:

                  1) Unexcused absences or consistently being late without cause.
                  2) Being unable or impaired to perform your duties because of your overindulgence in drugs or alcohol.
                  3) Your refusal to perform your job functions, including the required travel.
                  4)       Referring clients to competing companies
                  5)       Committing acts that sabotage our company.
                  6) Incurring corporate indebtedness above and beyond normal business expenses, without the consent of your supervisor.
                  7) Repeated acts of Insubordination to Corporate superiors.

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         If the Employee is terminated for "cause," the Company may initiate termination immediately and without any prior notice to the Employee. Additionally, the Company will not pay the Employee any severance pay or cash out any accrued benefits. Without cause, the Employee may terminate employment upon thirty days' written notice to the Company. Employee may be required to perform his/her duties and will be paid the regular salary to date of termination but shall not receive a severance allowance. Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment upon thirty days' notice to the Employee should any of the following events occur:

         a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or
         b) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or
         c) The Company's decision to terminate its business and liquidate its assets;
         d) The merger or consolidation of the Company with another company.
         e)       Bankruptcy or Chapter 11 Reorganization.

In the event of the transfer of ownership or merger with another company, the Company, at its whim, may elect to keep the Employee in a substantially same job function and compensation or elect to terminate the Employee. In the event of termination under these conditions, the new or merged Company will pay to the Employee a one-year severance allowance.

         12. Death Benefit: Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred.

         13. Restriction on Post Employment Competition: For a period of three
(3) years after the end of employment, the Employee shall not control, consult to or be employed by any business similar to that conducted by the Company, either by soliciting any of its accounts or by operating within Employer's general trading area.

         14. Assistance in Litigation: Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably required in connection with any litigation in which it is, or may become, a party either during or after employment.


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         15. Effect of Prior Agreements: This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

         16. Settlement by Arbitration: Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

         17. Limited Effect of Waiver by Company. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

         18. Severability: If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

         19. Assumption of Agreement by Company's Successors and Assignees: The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

         20. Oral Modifications Not Binding: This instrument is the entire agreement of the Company and the Employee. Oral changes shall have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         Signed this 31st day of October, 1996.



/s/ Michael Sylver                         /s/ Rudine Borgato
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Company                                    Employee